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                                                      Exhibit 5





                                     February 17, 1995


Ashland Inc.
1000 Ashland Drive
Russell, Kentucky 41169

Dear Sirs:

         In connection with the proposed registration under the Securities Act of 1933, as amended, of 1,312,500 shares of common stock, par value $1.00 per share (the "Common Stock"), of Ashland Inc., a Kentucky corporation (the "Company") and related Rights to Purchase Cumulative Preferred Stock, Series of 1987 (the "Rights"), proposed to be sold by certain shareholders thereof, I have examined such corporate records and other documents, including the Registration Statement on Form S-3 dated the date hereof relating to such shares (the "Registration Statement"), and I have reviewed such matters of law as I have deemed necessary for this opinion, and I advise you that in my opinion:

         1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky.

         2. All necessary corporate action on the part of Ashland has been taken to authorize the registration of the Common Stock and Rights. When certificates for the Common Stock have been duly executed, countersigned by a Transfer Agent, registered by a Registrar of Ashland, and paid for in accordance with applicable law and delivered in accordance with the terms of the Waco Agreement of Sale and Purchase which is to be filed as an Exhibit to the Registration Statement, such shares will upon issuance thereof be validly issued, fully paid and non-assessable, and the Rights, if issued, will be validly issued, fully paid and nonassessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement and to references to me wherever appearing therein.


                                               Very truly yours,



                                               Thomas L. Feazell